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                     CLAIRE'S STORES, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT



     NAME                              STATE/COUNTRY  OF  INCORPORATION
     ----                              --------------------------------


Claire's Boutiques, Inc.                        Delaware

CSL, Inc.                                       Delaware

CBI Distributing Corp.                          Delaware

RSI International Limited                       Hong Kong

Claire's Puerto Rico Corp.                      Delaware

Claire's Canada Corp.                           Delaware

Claire's Accessories UK, Ltd.                   United Kingdom

Afterthoughts Merchandising Corp.               Delaware

Sassy Doo!, Inc.                                Delaware

Lux Corporation                                 Washington

Claire's International Europe GmbH              Switzerland

Bijoux One GmbH                                 Switzerland

Claire's Accessories GmbH                       Germany

Bijoux One Trading GesmbH                       Austria

Modewaren Femina Handelsgesell -
  Schaft m.b.H. & Co. KG                        Austria

Sotecca S.A.S.                                  France

Cleopatre Fashion S.A.S.                        France

CSI Accessories, Ltd.                           Ireland

CSI Luxembourg S.a.r.l.                         Luxembourg

Claire's Holding GmbH                           Switzerland
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